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                                                                      EXHIBIT 11

                  Mobile America Corporations and Subsidiaries
                  Unaudited Computations of Earnings per share
Quarters ended June 30, 1999 and 1998 and Six Months ended June 30,1999 and 1998



See Note 2 to financial statements.


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